EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Health Discovery Corporation (the “Company”) on Form 10-K/A for the Fiscal Year Ended December 31, 2019 (the “Report”), I, George H. McGovern, III, Chairman, Chief Executive Officer and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2020	/s/ George H. McGovern, III
George H. McGovern, III
Chairman, Chief Executive Officer,
and Principal Executive Officer

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Health Discovery Corporation (the “Company”) on Form 10-K/A for the Fiscal Year Ended December 31, 2019 (the “Report”), I, Marty Delmonte, President, Chief Operating Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2020	/s/ Marty Delmonte
Marty Delmonte
President, Chief Operating Officer,
and Principal Financial Officer